EXHIBIT 21.2


                        SUBSIDIARIES OF SECURITY BANCORP

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                                                                                         PERCENT       STATE OF
                                                                                           OF        INCORPORATION
PARENT                                       SUBSIDIARY                                 OWNERSHIP         OR
------                                       ----------                                 ---------    ORGANIZATION
                                                                                                     ------------

SECURITY BANCORP                             SECURITY BANK, FSB                           100%         FEDERAL
SECURITY BANK, FSB                           S.F.S. INDUSTRIES, INC.                      100%         MONTANA


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